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                                                                   EXHIBIT 23.2

                            CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 1, 2000 relating to the financial statements of Adaytum Software, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 4, 2000